Exhibit 99.1

Vislink Reports Fourth Quarter and Full Year 2024 Financial and Operational Results

Mt. Olive, NJ — May 2, 2025 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (OTCQB: VISL), a global technology leader in the capture, delivery, and management of high-quality live video and associated data in the media and entertainment, law enforcement, and defense markets, today reported results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 and Recent Company Highlights

●	Received multimillion-dollar orders for high-reliability airborne video downlink system (AVDS) equipment. Strong order flow from municipal, regional, and national public safety and military organizations located in the U.S., Canada, and Europe.

●	Initiated multimillion-dollar product shipments for use in emerging drone applications.

●	Secured over $900,000 in recurring revenue through strategic Service Level Agreements (SLAs). Establishing a global service platform accelerates Vislink’s shift toward a sustainable, service-driven business model that will enhance customer retention while laying a strong foundation for predictable, long-term income.

●	Realized operational cost savings expected to eventually reach approximately $10 million, resulting from the restructuring plan enabled by the deployment of a new ERP system.

●	Announced its latest partnership with Radio Television Malaysia (RTM) to deploy an advanced Vislink system in a significant infrastructure upgrade of RTM’s Kuala Lumpur Tower facilities. The contract value is greater than $1 million.

●	Awarded ‘Best Innovation Project’ at the Broadcast Tech Innovation Awards 2024. This accolade recognizes Vislink’s groundbreaking collaboration with FocalPoint VR and ASPIRE in delivering an immersive virtual reality (VR) experience for the Abu Dhabi Autonomous Racing League (A2RL).

●	We continue to support marquee global events and commercial partners, including Super Bowl 2025, the 2024 Summer Olympics in Paris, NFL, NHL, Premier League, MotoGP, Formula-1, The Academy Awards, The Emmys, and more.

●	Debuted a range of new and updated products, including:

-	Aero5 5G HEVC 4K UHD Airborne Downlink System: Designed for public safety, tactical operations, live sports, and news. Aero5 enhances situational awareness and event coverage, leveraging the use of public cellular networks.

-	DragonFly V 5G: A groundbreaking bonded cellular miniature transmitter that combines 5G connectivity with ultra-lightweight, high-performance video streaming capabilities.

-	INCAM GV wireless system in both RF and 5G versions: Engineered to integrate seamlessly with Grass Valley’s LDX 100 Series live production cameras, it provides reliable, premium image quality for the most demanding live productions.

-	Cliq: A compact mobile transmitter, now featuring DVB-T2 support, designed for a range of Tier-1 live event broadcast applications.

-	LinkMatrix: A browser-based platform that enables remote control and management of Vislink solutions.

-	Quantum: An IP-native wireless camera receiver that enables highly efficient workflows and remote production capabilities.

-	LiveLink: A bonded cellular 4G/5G solution designed to deliver high reliability and low latency in challenging conditions.

●	Launched a new website and brand identity to drive global growth and strengthen market leadership. This new digital marketing presence elevates brand awareness, differentiates Vislink competitively, and provides customers with an enhanced, user-friendly platform. The new brand and website are key elements in Vislink’s marketing strategy and growth goals.

●	Subsequent to the end of the fourth quarter, the Company announced it had voluntarily delisted the Company’s common stock from the Nasdaq Capital Market. The decision was made to reduce the Company’s expenses while allowing for greater focus on execution.

Full Year 2024 Financial Results

●	Revenue was $27.7 million compared to $27.5 million in 2023.

●	Gross margin was 25%, and excluding the one-time inventory write-off and impairment was 49.7%, compared to 51% in 2023.

●	Net loss attributable to common shareholders totaled $(20.5) million, or $(8.35) per share, compared to $(9.1) million, or $(3.83) per share, in 2023.

●	Significant restructuring, including headcount reductions, lease terminations, and asset write-offs constituted the majority of the reported loss.

●	Key project delays and longer lead times also affected Q4 revenue.

●	EBITDA (earnings before interest, taxes, depreciation, and amortization) totaled $(19.8) million, compared to $(9.0) million in 2023.

●	Cash and short-term investments were $6.5 million at December 31, 2024, compared to $9.2 million at the end of the third quarter.

Fourth Quarter 2024 Financial Results

●	Revenue was $3.4 million, compared to $7.1 million in the prior quarter. The revenue decrease was primarily due to a decline in the live production business and the delayed execution of large-scale projects.

●	Gross margin was -1%, and excluding the one-time inventory write-off and impairment was 8.8%, compared to 51% in the prior quarter. Material margins remained strong, while unabsorbed production overhead caused the significant decrease in the gross margin.

●	Net loss attributable to common shareholders totaled $(14.3) million, or $(5.82) per share, compared to $(3.0) million, or $(1.22) per share, in the third quarter.

Management Commentary

“We continued to make strategic progress in 2024, even as we faced revenue timing challenges in the fourth quarter,” stated Mickey Miller, CEO of Vislink. “Our full-year revenue grew modestly year-over-year, and we significantly advanced our operational foundation through the implementation of our ERP system and a comprehensive restructuring plan. Through these actions, we have reduced costs and expect to realize annualized savings of approximately $10 million. This will help lower our break-even point and reduce complexity and redundancy. It will also provide us with a leaner, and we believe more efficient operating model to support long-term growth and enhance working capital management.”

“We are seeing strong momentum in our MilGov business, highlighted by multimillion-dollar orders and product shipments for our airborne video downlink systems. This includes expanding use cases in emerging drone applications. These wins reinforce the position of our AeroLink and cellular-based Aero5 systems as trusted solutions in mission-critical environments. With multiple agencies across the U.S., Canada, and Europe now adopting our technologies, we are optimistic about securing additional contracts in 2025.”

“Our transformation into a service-centric organization is also well underway. We received over $900,000 in recurring revenue through new Service Level Agreements. This validates our strategy to deliver long-term value through predictable, high-margin income streams. The build-out of our global service platform will be a key enabler as we scale the business.”

“Within the Live Production market, we continue to experience a healthy demand for innovative solutions that deliver premium quality with greater flexibility. This was demonstrated by our role as a key technology provider for global marquee events, where our wireless systems enabled immersive live transmission during many of the world’s most-watched events. We are also seeing growing interest in our DragonFly V 5G miniature transmitter as well as our expanded product lineup, which allows us to address evolving production workflows across a range of broadcast environments.”

“We have taken decisive steps to align our cost base with current operational realities. We are confident that our innovative product roadmap, strengthening presence in high-growth sectors, and sharpened operational focus gives us a platform to deliver sustainable, profitable growth over time while creating value for shareholders.”

Conference Call

Management will host a conference call today, May 2, 2025, at 8:30 a.m. Eastern Time to discuss its financial results for the fourth quarter and full year ended December 31, 2024.

Toll-Free Number: 1-833-953-2432

International Number: 1-412-317-5761

Webcast: Click here to register

Please register online approximately 15 minutes before the start time (although you may register, dial in, or access the webcast anytime during the call).

The conference call will be broadcast live here and available for replay via the Investor Relations section of Vislink’s website.

A replay of the conference call will be available after 11:30 a.m. Eastern Time on the same day through May 16, 2025.

Toll-Free Replay Number: 1-877-344-7529

International Replay Number: 1-412-317-0088

Replay ID: 3694185

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earnings release and the related earnings conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income and tax). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. A reconciliation of non-GAAP EBITDA to GAAP net loss appears in the financial tables accompanying this press release, as set forth below.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future revenues, growth, profitability results, and financial position, risks of supply chain constraints and inflationary pressures, projected expenses and cost-savings, prospects, plans including restructuring, and footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, implementation of the ERP, R&D investments including AVDS and drone-related projects, expected contract values, projected pipeline sales opportunities and transactions in our sales pipeline, backlog realization, and order acquisitions integration including the recently acquired BMS assets, cost savings, and expected market opportunities across the Company’s operating segments including the live event production, AVDS and MilGov markets, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing, and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on May 2, 2025, and in subsequent filings with, or submissions to, the SEC or OTC Markets from time to time.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

About Vislink Technologies, Inc.

Vislink Technologies is a global technology leader in capturing, delivering, and managing high-quality live video and associated data. With a renowned heritage in video communications encompassing over 50 years, Vislink has revolutionized live video communications by delivering the highest-quality video from the scene, even in the most challenging transmission conditions, enabling broadcasters, defense and public safety agencies to capture and share live video seamlessly and securely. Vislink provides live streaming solutions using RF, bonded cellular, 5G, and AI-driven technologies. Vislink’s shares of common stock are publicly traded on the OTCQB Capital Market under the ticker symbol “VISL.”

For more information, visit www.vislink.com.

Investor Relations Contact:

investors@vislink.com

-Financial Tables to Follow-

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	For the Years Ended
	December 31,
	2024	2023
ASSETS
Current assets
Cash	$5,501	$8,482
Accounts receivable, net	5,958	8,680
Inventories, net	7,563	14,029
Investments held to maturity	995	5,731
Prepaid expenses and other current assets	1,302	1,560
Total current assets	21,319	38,482
Right of use assets, operating leases	297	742
Property and equipment, net	1,984	1,902
Intangible assets, net	2,578	3,866
Total assets	$26,178	$44,992
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,422	$3,183
Accrued expenses	2,153	1,578
Notes payable	56	—
Operating lease obligations, current	459	463
Accrued restructuring costs	421	—
Customer deposits and deferred revenue	2,768	1,490
Total current liabilities	8,279	6,714
Operating lease obligations, net of current portion	291	755
Deferred tax liabilities	401	546
Total liabilities	8,971	8,015
Commitments and contingencies (See Note 20)

Series A Preferred stock, $0.00001 par value per share: -0- shares authorized on December 31, 2024, and 2023, respectively; -0- and shares issued and outstanding on December 31, 2024, and 2023, respectively.	—	—

Stockholders’ equity
Preferred stock, $0.00001 par value per share: 10,000,000 shares authorized on December 31, 2024, and 2023, respectively	—	—
Common stock, $0.00001 par value per share, 100,000,000 shares authorized on December 31, 2024, and 2023, respectively:
Common stock, 2,467,618 and 2,439,923 were issued, and 2,467,485 and 2,439,790 were outstanding on December 31, 2024 and 2023, respectively.	—	—
Additional paid-in capital	348,663	347,507
Accumulated other comprehensive loss	(1,452)	(1,027)
Treasury stock, at cost – 133 shares as of December 31, 2024, and 2023, respectively	(277)	(277)
Accumulated deficit	(329,727)	(309,226)
Total stockholders’ equity	17,207	36,977
Total liabilities and stockholders’ equity	$26,178	$44,992

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Years Ended
	December 31,
	2024	2023
Revenue, net	$27,729	$27,482
Cost of revenue and operating expenses
Cost of revenue:
Cost of components and personnel	13,955	13,380
Inventory impairments and valuation write-downs	6,828	487
Total cost of revenue	20,783	13,867
Operating expenses:
General and administrative expenses	21,596	19,376
Research and development	4,561	3,493
Restructuring costs	489	—
Impairment of right-of-use operating assets	168	83
Impairment of intangible assets	330	—
Depreciation and amortization	1,310	1,261
Total operating expenses	28,454	24,213
Total cost of revenue and operating expenses	49,237	38,080
Loss from operations	(21,508)	(10,598)
Other income (expenses)
Unrealized gain on investments in debt securities held to maturity	(25)	68
Realized loss of investments in debt securities	(24)	(82)
Other income	400	332
Dividend income	211	375
Interest income (expense), net	300	560
Total other income	862	1,253

Net loss before income taxes	(20,646)	(9,345)

Income taxes
Deferred tax benefits	145	218

Net loss attributable to common shareholders	$(20,501)	$(9,127)

Net loss per share attributable to Common Shareholders:
Basic and diluted loss per share	$(8.35)	$(3.83)

Weighted average number of shares outstanding:
Basic and diluted	2,456	2,381

Comprehensive loss:
Net loss	$(20,501)	$(9,127)
Unrealized (loss) gain on currency translation adjustment	(425)	310
Comprehensive loss	$(20,926)	$(8,817)

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

YEARS ENDING DECEMBER 31, 2024 AND 2023

(IN THOUSANDS)

	For the Twelve Months Ended
	December 31,
	2024	2023

Reconciliation of net income to EBITDA
Net loss	$(20,501)	$(9,127)
Amortization and depreciation	1,310	1,261
Dividend income	(211)	(375)
Interest income, net	(300)	(560)
Tax	(145)	(218)
EBITDA	$(19,847)	$(9,019)

Stock-based compensation	996	1,942
Impairment	6,507	83
Severance	239	585
Restructuring costs other than severance	250	—
EBITDA Non-GAAP Adjusted	$(11,855)	$(6,409)